Exhibit 99.1

Impinj Regains Compliance with Nasdaq Listing Rule

SEATTLE, WA, September 13, 2018 – Impinj, Inc. (NASDAQ: PI) received a notification letter from Nasdaq today stating that Nasdaq has determined the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission. On August 10, 2018, Nasdaq notified Impinj regarding its failure to timely file its quarterly report on Form 10-Q for the quarter ended June 30, 2018. On September 12, 2018, the Company filed the Form 10-Q with the Securities and Exchange Commission in accordance with Nasdaq deadlines and as a result is now in compliance with Nasdaq Listing Rule 5250(c)(1).

About Impinj

Impinj, Inc. (NASDAQ: PI) wirelessly connects billions of everyday items such as apparel, medical supplies, automobile parts, luggage and food to consumer and business applications such as inventory management, patient safety, asset tracking and item authentication. The Impinj platform uses RAIN RFID to deliver timely information about these items to the digital world, thereby enabling the Internet of Things.

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Contacts:

Investor Relations

ir@impinj.com

+1-206-315-4470